CLIFTON SAVINGS BANCORP, INC.
                     ANNOUNCES 10B5-1 STOCK REPURCHASE PLAN

Clifton,  New Jersey,  (May 4, 2005).  Clifton Savings  Bancorp,  Inc.  (Nasdaq:
CSBK), announced today that, through July 31, 2005, its previously announced stock repurchase plan for up to 686,936 shares, or 5% of the Company's outstanding common stock held by persons other than Clifton MHC, will be conducted solely through a Rule 10b5-1 repurchase plan with Keefe, Bruyette & Woods, Inc. Purchases will be based upon the parameters of the Rule 10b5-1 repurchase plan.

The Rule 10b5-1 repurchase plan allows the Company to repurchase its shares during periods when it would normally not be active in the market due to its internal trading blackout period.

The Company is the holding company of Clifton Savings Bank, S.L.A., a New Jersey chartered savings and loan association headquartered in Clifton, New Jersey. The Bank operates a total of 10 full-service banking offices in northeast New Jersey.

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CONTACT:
     Clifton Savings Bancorp, Inc.
     Bart D'Ambra, 973-473-2200